Exhibit 10.22
ALH Holding Inc.
NONQUALIFIED STOCK OPTION AGREEMENT
(Service and Performance Options)
NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), dated as of [Date] between ALH Holding Inc., a Delaware corporation (the “Company”), and «Name» (the “Employee”), pursuant to the ALH Holding Inc. 2015 Stock Option Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.
WHEREAS, the Committee approved the granting of options to purchase shares of its common stock, par value $.01 per share (the “Common Stock”), to certain key employees of the Company on (the “Grant Date”);
WHEREAS, the Company has adopted the Plan in order to effect such grants; and
WHEREAS, the Employee is a key employee as contemplated by the Plan, and the Committee determined that it is in the interest of the Company to grant these options to the Employee.
NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:
1.    Confirmation of Grant, Option Price.
(a)    Confirmation of Grant. The Company hereby evidences and confirms the grant to the Employee, effective as of the Grant Date, of options to purchase from the Company [__________] shares of Common Stock, which shall become exercisable, if at all, as provided in Section 2(a) (the “Options”). Fifty-percent (50%) of the Options shall become exercisable, if at all, as provided in Section 2(a)(i) (the “Time-Based Options”), and fifty-percent (50%) of the Options shall become exercisable, if at all, as provided in Section 2(a)(ii) (the “Performance-Based Options”).
(b)    Option Price. The Options shall have an option price of $ per share (the “Option Price”), which is not less than the Fair Market Value per share of the Common Stock on the Grant Date.
(c)    Options Subject to Plan and Stockholders Agreement. The Options granted pursuant to this Agreement are subject in all respects to the Plan and the Stockholders Agreement, all of the terms of which are made a part of and incorporated into this Agreement. By signing this Agreement, the Employee acknowledges that he has been provided a copy of the Plan and the Stockholders Agreement, and has had the opportunity to review such Plan and Stockholders Agreement.

(d)    Character of Options. The Options granted hereunder are intended to be “nonqualified stock options” and are not intended to be “incentive stock options” within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.
2.    Vesting and Exercisability; Expiration, Etc.
(a)    Vesting and Exercisability.
(i)    Time-Based Options. Subject to the other terms and conditions of this Agreement, the Time-Based Options shall vest and become exercisable in five equal installments on each of the first five anniversaries of the Vesting Commencement Date, subject to the Employee’s continuous employment with the Company or a Subsidiary from the Grant Date to each applicable vesting date. For purposes of this Agreement, the “Vesting Commencement Date” shall be October 1, 2020.
(ii)    Performance-Based Options. Subject to the other terms and conditions of this Agreement, the Performance-Based Options shall vest and become exercisable if (x) a Liquidity Event shall occur, (y) the Aggregate Share Value is equal to or greater than the Performance Vesting Value, and (z) BDT has received at least a 17.5% BDT IRR on its investment in the Company, with such vesting to occur upon the Liquidity Event.
(iii)    Notwithstanding the foregoing (but subject to Section 4), any unvested portion of the Options shall become exercisable at the time and under the circumstances described in Section 5.
(b)    Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:
“Aggregate Share Value” means the aggregate amount of cash and the fair market value of Marketable Securities received by BDT in respect of the BDT Shares in connection with any Liquidity Event, which (to the extent applicable to the calculation therefor) shall be determined assuming that all Options issued under the Plan and outstanding and “in the money” at the date of the Liquidity Event (but excluding Options (including, without limitation, Options granted hereunder) which by their terms lapse and are canceled without payment therefor in conjunction with the occurrence of such Liquidity Event or are “out of the money”) are exercised for cash immediately prior to the Liquidity Event and that any “in the money” securities convertible or exchangeable into, and all such other warrants, options and other rights exercisable for, shares of Common Stock are so exchanged or converted immediately prior to the Liquidity Event. Aggregate Share Value shall also include any cash or the fair market value of Marketable Securities received by BDT in respect of the BDT Shares following the Grant Date and prior to such Liquidity Event, including, but not limited to, BDT’s receipt of cash or Marketable Securities in consideration for the sale of BDT Shares or receipt of any cash dividend with respect to BDT Shares by BDT following the Grant Date. Notwithstanding the foregoing, in the event of a Liquidity Event that does not constitute a Change in Control, the Aggregate Share Value shall be calculated by taking the aggregate amount of cash and the fair market value of Marketable Securities received by BDT with respect to each BDT Share in the

Liquidity Event and multiplying that amount by the number of BDT Shares owned by BDT immediately prior to the Liquidity Event. For the avoidance of doubt, (x) the purpose of the foregoing is to treat a Liquidity Event that does not constitute a Change in Control as a full exit by BDT for purposes of calculating the Aggregate Share Value and (y) any payment to BDT in respect of shares of preferred stock in the Company held by it shall not be taken into account in calculating the return to BDT for purposes of determining vesting of Performance-Based Options. Notwithstanding anything herein to the contrary, the portion of the Aggregate Share Value received in conjunction with the Liquidity Event shall in all events be determined by the Committee in good faith using an enterprise valuation multiple equal to the greater of (i) 12x the consolidated earnings before interest, taxes, depreciation and amortization of the Company for the preceding four fiscal quarters, or (ii) the enterprise valuation implied by such Liquidity Event.
“BDT Deemed Investment Amount” means the product of (x) $1,177.26 times (y) the aggregate number of BDT Shares owned by BDT as of the Vesting Commencement Date. The BDT Deemed Investment Amount shall be increased in the event that BDT makes any further investment in the equity securities of the Company following the Vesting Commencement Date in such manner as determined by the Committee to be necessary or appropriate to avoid enlarging or reducing the rights of the Company and of the Employee hereunder.
“BDT IRR” means the internal rate of return of BDT in respect of the BDT Shares determined as of the date of the Liquidity Event, measured in the aggregate from the Vesting Commencement Date through the date of the Liquidity Event and calculated with respect to the BDT Deemed Investment Amount. The BDT IRR shall be calculated as commonly and ordinarily computed and shall take into account the amount and timing of (i) all cash dividends and distributions to BDT in respect of the BDT Shares, (ii) all cash proceeds from the sale or other disposition of the BDT Shares, (iii) the fair market value, as determined in good faith by the Committee, of any Marketable Securities received by BDT in respect of the BDT Shares and (iv) if applicable, any increase in the BDT Deemed Investment Amount, in each case following the Vesting Commencement Date. Notwithstanding anything herein to the contrary, the BDT IRR shall in all events be determined by the Committee in good faith using an enterprise valuation multiple equal to the greater of (i) 12x the consolidated earnings before interest, taxes, depreciation and amortization of the Company for the preceding four fiscal quarters, or (ii) the enterprise valuation implied by such Liquidity Event.
“BDT Shares” means the number of shares of Common Stock of the Company beneficially owned by BDT, including shares of Common Stock subject to warrants to purchase such shares, as of the Vesting Commencement Date, together with all purchases or other acquisitions by BDT of Common Stock occurring after the Vesting Commencement Date.
“Performance Vesting Value” means the product of (i) 2 times (ii) the BDT Deemed Investment Amount.
(c)    Normal Expiration Date. Unless the Options earlier terminate in accordance with Sections 2, 4 or 5, the Options shall terminate on the tenth anniversary of the

Vesting Commencement Date (the “Normal Expiration Date”). Once Options have become exercisable pursuant to this Section 2, such Options may be exercised, subject to the provisions hereof and the provisions of the Stockholder Agreement, at any time and from time to time until the Normal Expiration Date.
(d)    Calculations. All calculations required or contemplated by this Section 2 shall be made in the sole determination of the Committee in good faith and shall be final and binding on the Company and the Employee.
3.    Method of Exercise and Payment.
All or part of the exercisable Options may be exercised by the Employee upon (a) the Employee’s written notice to the Company of exercise, (b) the Employee’s payment of the Option Price in full at the time of exercise (i) in cash or cash equivalents, (ii) in unencumbered shares of Common Stock owned by the Employee or which are deliverable to the Employee upon the exercise of the Options and in each case having a Fair Market Value on the date of exercise equal to such Option Price, (iii) in a combination of cash and Common Stock or (iv) in accordance with such procedures or in such other form as the Committee shall from time to time determine and (c) if such Options are exercised prior to a Public Offering, the Employee’s execution of the Stockholders Agreement and the Registration Rights Agreement (if not otherwise already a party thereto) in order to become a party to such agreements with respect to the shares of Common Stock issuable upon the exercise of such Options. As soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any exercisable Options in accordance with this Section 4 and, if applicable, receipt of evidence of the Employee’s execution of the Stockholders Agreement and Registration Rights Agreement in accordance with this Section 3, but subject to Section 5 below, the Company shall deliver to the Employee the shares of Common Stock acquired upon the exercise thereof (in, at the option of the Company, certificated or book-entry form), registered in the name of the Employee, provided that, if the Company, in its sole discretion, shall determine that, under applicable securities laws, any certificates issued under this Section 3 must bear a legend restricting the transfer of such Common Stock, such certificates shall bear the appropriate legend.
4.    Termination of Employment.
(a)    Termination of Employment other than for Cause. Unless the Committee determines to provide longer post-termination exercise periods, (i) in the event that the Employee’s employment with the Company or any Subsidiary terminates for any reason other than a termination by reason of the Employee’s death, Disability or Retirement (each, a “Special Termination”) or a termination for Cause, any Options held by the Employee which are exercisable at the date of the Employee’s termination of employment shall be exercisable at any time up until the 60th day following the Employee’s termination of employment (or, in the event that the Employee dies after terminating his employment, but within the period during which the Options would otherwise be exercisable hereunder, the 120th day after the date of the Employee’s death) or the Normal Expiration Date of the Options, whichever period is shorter, and (ii) in the event that the Employee’s employment with the Company or any Subsidiary terminates by reason of a Special Termination, any Options held by the Employee that are exercisable as of the date of such Special Termination may be exercised by the Employee or the Employee’s beneficiary as designated in accordance with Section 8, or if no such beneficiary is named, by the Employee’s estate, at any time prior to one (1) year following the Employee’s termination of employment or the Normal Expiration Date of the Options, whichever period is shorter. Unless otherwise determined by the Committee, any Options held by the Employee which are not then exercisable at the time of the Employee’s termination of employment shall terminate and be canceled immediately upon such termination of employment.
(b)    Termination for Cause. Unless otherwise determined by the Committee, in the event that the Employee’s employment with the Company or any Subsidiary is terminated for Cause, all Options held by the Employee, whether or not then exercisable, shall terminate and be canceled immediately upon such termination of employment.
(c)    Committee Discretion. Notwithstanding anything else contained herein to the contrary, the Committee may at any time extend the post-termination exercise period of all or any portion of the Options up to and including, but not beyond, the Normal Expiration Date of such Options.
5.    Change in Control.
(a)    Accelerated Vesting and Payment. Unless the Committee shall otherwise determine in the manner set forth in Section 5(b), in the event of a Change in Control, each outstanding Time-Based Option (regardless of whether such Option is at such time otherwise exercisable) and each outstanding Performance-Based Option that is exercisable or would become exercisable upon the occurrence of such Change in Control shall be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the Option Price.
(b)    Alternative Options. Notwithstanding Section 5(a), no cancellation, cash settlement or other payment shall occur with respect to any Option in connection with a Change in Control if the Committee reasonably determines in good faith, prior to the occurrence of such Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an “Alternative Option”) by the new employer, provided that any such Alternative Option must:
(i)    provide that such Options are fully vested and exercisable;
(ii)    provide the Employee that held such Option with other rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option; and
(iii)    have substantially equivalent economic value to such Option (determined at the time of the Change in Control).

(c)    Limitation on Benefits. Notwithstanding anything contained in the Plan to the contrary, the acceleration of vesting of the Option or the settlement thereof shall not be limited by the application of Section 280G of the Code.
6.    Tax Withholding.
Whenever Common Stock is to be issued pursuant to the exercise of an Option or any cash payment is to be made hereunder, the Company or any Subsidiary shall have the power to withhold, or require the Employee to remit to the Company or such Subsidiary, an amount (in cash or in shares of Common Stock otherwise deliverable to the Employee upon Option exercise, at the election of the Employee) sufficient to satisfy the statutory minimum federal, state, and local withholding tax requirements relating to such transaction.
7.    Nontransferability of Awards.
No Options granted hereby may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Committee shall establish, to a Permitted Transferee. All rights with respect to Options granted to the Employee hereunder shall be exercisable during his lifetime only by such Employee or, if permitted by the Committee, a Permitted Transferee. Following the Employee’s death, all rights with respect to Options that were exercisable at the time of the Employee’s death and have not terminated shall be exercised by his designated beneficiary, his estate or, if permitted by the Committee, a Permitted Transferee.
8.    Beneficiary Designation.
The Employee may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his death. Each designation will revoke all prior designations by the Employee, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Employee in writing with the Committee during his lifetime. If no beneficiary is named, or if a named beneficiary does not survive the Employee, Section 9.2 of the Plan shall determine who may exercise the Employee’s rights under the Plan.
9.    Adjustment in Capitalization.
The aggregate number of shares of Common Stock subject to outstanding Option grants, the respective Option exercise prices and/or vesting criteria applicable to outstanding Options, shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee any Adjustment Event. All determinations and calculations required under this Section 9 shall be made in the sole discretion of the Committee.

10.    Requirements of Law.
The issuance of shares of Common Stock pursuant to the Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No shares of Common Stock shall be issued upon exercise of any Options granted hereunder, if such exercise would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.
11.    No Guarantee of Employment.
Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Employee’s employment at any time, or confer upon the Employee any right to continue in the employ of the Company or any Subsidiary.
12.    No Rights as Stockholder.
Except as otherwise required by law, the Employee shall not have any rights as a stockholder with respect to any shares of Common Stock covered by the Options granted hereby until such time as the shares of Common Stock issuable upon exercise of such Options have been so issued. Notwithstanding anything else contained herein to the contrary, the exercise of any portion of the Options conveyed hereby is expressly conditioned upon the Employee becoming a party (if not already a party) to the Stockholders Agreement and the Registration Rights Agreement with respect to any shares of Common Stock to be acquired upon such exercise, and the Employee hereby acknowledges that the Employee and such shares will be subject to the terms of the Stockholders Agreement and the Registration Rights Agreement (including, without limitation, the right of the Company and the BDT Investor Group to repurchase such shares of Common Stock pursuant to the terms of the Stockholders Agreement).
13.    Restrictions on Sale Upon Public Offering.
Except as otherwise provided in the Registration Rights Agreement, the Employee agrees that, in the event that the Company files a registration statement under the Act with respect to a public offering of any shares of its capital stock, the Employee will not effect any sale or distribution of any shares of the Common Stock including, but not limited to, pursuant to Rule 144 under the Act, within seven days prior to and 180 days (or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration (the “Trigger Date”), except as part of such registration or unless, in the case of a sale or distribution not involving a public offering, the transferee agrees in writing to be subject to this Section 13; provided that, with respect to any shelf registration statement on Form S-3, the Trigger Date shall be the pricing of any offering made under such registration statement and the Employee agrees to execute a customary holdback agreement with the underwriters for any such public offering.

14.    Restrictive Covenants; Clawback.
(a)    The Employee acknowledges that, in the course of the Employee’s employment with the Company and its Subsidiaries, the Employee has and shall become familiar with the Company's and its Subsidiaries’ trade secrets and with other confidential information concerning the Company and its Subsidiaries. Therefore, while the Employee is employed with the Company and its Subsidiaries and for two (2) years thereafter, the Employee shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses are conducted during the course of the Employee’s employment or upon the Employee’s termination, or any expansion of such businesses as contemplated by the business plans of the Company or any of its Subsidiaries as of such dates, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit the Employee from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Employee has no active participation in the business of such corporation.
(b)    Without limiting the generality of the remedies available to the Company or any Subsidiary under any provision to which the Employee and the Company or any Subsidiary are or become parties relating to preservation of confidential information, noncompetition, nonsolicitation or other, similar restrictive covenants, including those set forth above (collectively, the “Restrictive Covenants”), if the Employee materially breaches any Restrictive Covenant, the Employee shall, at the election of the Company: (i) forfeit any then-outstanding Options (whether vested or unvested); (ii) sell any shares of Common Stock acquired on exercise of the Options and then owned by the Employee to the Company at a price per share equal to the lower of the Option Price or their then Fair Market Value; and/or (iii) pay to the Company in cash any net after-tax gain the Employee realized in connection with the exercise of the Options (and/or sale of Common Stock underlying the Options). These rights of forfeiture and recoupment are in addition to any other remedies the Company may have against the Employee for the Employee’s breach of the Restrictive Covenants. The Employee’s obligations under this Section 14 shall be cumulative (but not duplicative, nor operate to extend the length of any such obligations) of any similar obligations the Employee has under any other agreement with the Company or any Subsidiary.
15.    Interpretation; Construction.
Any determination, interpretation or action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

16.    Amendments.
(a)    In General. The Committee may, at its sole discretion, at any time and from time to time alter or amend this Agreement and the terms and conditions of any Options in whole or in part, including without limitation, amending the criteria for vesting and exercisability set forth in Section 2 hereof, substituting alternative vesting and exercisability criteria and imposing certain blackout periods on Options, provided, however, that such alteration, amendment, suspension or termination shall preserve the before- and after-tax economic value, and vesting and exercisability, as determined by the Committee in its sole good faith discretion, of any previously granted Option. The Company shall give written notice to the Employee of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Employee.
(b)    Public Offering. Unless otherwise determined by the Committee, in the event of a Public Offering, the Committee shall amend this Agreement to provide for (i) subject to Section 16(a) above, the substitution of the exercisability criteria set forth in Section 2(b) with criteria based on stock price and (ii) the imposition of certain blackout periods, in each case, as the Committee shall determine to be appropriate; provided, however that such amendments shall preserve the economic value, and vesting and exercisability, as determined by the Committee in its sole good faith discretion.
17.    Miscellaneous.
(a)    Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) sent by fax, as follows:
(i)    If to the Company, to it:
Alliance Laundry Systems LLC
Shepard Street, P.O. Box 990
Ripon, Wisconsin 54971-0990
Attention: General Counsel
Fax: (920) 748-4334
with a copy to:
BDT Capital Partners, LLC
401 North Michigan Avenue, Suite 3100
Chicago, Illinois 60611
Attention: General Counsel
Fax: (312) 832-1701

(ii)    If to the Employee, to the Employee’s last known home address, or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.
(b)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(c)    Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.
(d)    Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.
(e)    Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(f)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
18.    Certain Definitions.
(a)    BDT. “BDT” shall mean the BDT Investor Group, as defined in the Plan.

(b)    Direct Listing. “Direct Listing” shall mean the direct listing of equity securities of the Company or any Subsidiary on a national securities exchange.
(c)    Employment. References to “employment” used in this Agreement shall have the meaning ascribed to such term in Section 6.11 of the Plan.
(d)    Liquidity Event. “Liquidity Event” shall mean any of a Change in Control, Public Offering, SPAC Transaction or Direct Listing.
(e)    SPAC Transaction. “SPAC Transaction” shall mean the consummation of a merger of the Company or any Subsidiary with, or the acquisition of the Company or any Subsidiary (or of Company or Subsidiary securities) by, a publicly-traded special purpose acquisition company (the “SPAC”) following which the securities of the SPAC are listed on a national securities exchange (“SPAC Transaction”).
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the date first above written.
ALH HOLDING INC.
By: ______________________________
Name:   Mike Schoeb
Title:     CEO
[Signature Page to Non-Qualified Stock Option Agreement]

EMPLOYEE
______________________________
«Name»
[Signature Page to Non-Qualified Stock Option Agreement]